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                                 Exhibit 10.56

                         STRATEGIC ALLIANCE AGREEMENT

       THIS STRATEGIC ALLIANCE AGREEMENT (this "Agreement") is made and entered
                                                ---------
into as of January 8, 2001 by and between ALLSCRIPTS HEALTHCARE SOLUTIONS, INC., a Delaware corporation ("Allscripts") and IDX SYSTEMS CORPORATION, a Vermont
                         ----------
corporation ("IDX").
              ---

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, Allscripts is in the business of developing and marketing products and services (the "Allscripts Products") to automate the delivery of
                            -------------------
physician or licensed clinical professional care and associated administrative tasks using technology at whatever location the physician or licensed clinical professional performs such activities;

          WHEREAS, IDX has business units that develop and market computer technology to automate administrative and financial aspects of physician office medical practice. Through its subsidiary CHANNELHEALTH INCORPORATED, a Delaware corporation ("ChannelHealth"), IDX is in the business of developing and
              -------------
marketing products and services (the "Physician Channel Products") to automate
                                       --------------------------
the delivery of physician or allied professional clinical care and associated administrative tasks carried out by physicians and licensed clinical professionals using technology at whatever location such physicians or clinical professionals perform such activities;

          WHEREAS, IDX desires to divest its Physician Channel business and Allscripts desires to acquire such business;

          WHEREAS, IDX and Allscripts have entered into an Agreement and Plan of Merger whereby Allscripts will acquire all of the issued and outstanding capital stock of ChannelHealth, and ChannelHealth will become a wholly-owned subsidiary of Allscripts (the "Acquisition");
                    -----------

          WHEREAS, IDX and ChannelHealth entered into that certain Cross License and Software Maintenance Agreement, dated as of January 1, 2000, pertaining to the use and distribution of certain technology and products (the "Cross License
                                                                  -------------
Agreement"), and, concurrently herewith, the parties are entering into an
---------
Amended and Restated Cross License and Software Maintenance Agreement to modify the terms and conditions thereof to provide for the transfer of certain technology to Allscripts (the "License Addendum" and, together with the Cross
                               ----------------
License Agreement, the License Agreement"); and
                       -----------------

          WHEREAS, IDX and Allscripts desire to enter into an exclusive strategic relationship whereby Allscripts and its Affiliates and successors, including without limitation, ChannelHealth, and IDX and its Affiliates and successors, will cooperate in marketing the Allscripts Products and the Physician Channel Products to IDX customers. Allscripts would agree to sell IDX products with agreeable revenue sharing or commission arrangement.

          NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  DEFINITIONS

          Capitalized terms used in this Agreement, unless otherwise defined in this Agreement, shall have the meanings ascribed to them on Schedule 1 attached
                                                            ----------
hereto.

2.  TERM AND TERMINATION

     2.1  Term.  This Agreement shall be in effect for an initial term of ten
          ----
          (10) years from the date hereof (the "Initial Term") and shall
                                                ------------
          automatically renew for additional, successive two (2) year terms unless earlier terminated by either of IDX or Allscripts by giving written notice of such party's election not to renew this Agreement not later than one (1) year prior to the expiration of the Initial Term or six (6) months prior to the expiration of any then current successive term.

     2.2  Termination. Notwithstanding the provisions of Section 2.1, this
          -----------
          Agreement may be terminated:

          2.2.1 by Allscripts if IDX shall have defaulted under or breached any material term of this Agreement and shall not have cured such breach within one hundred twenty (120) days after receiving written notice from Allscripts specifying the nature of such default or breach; or

          2.2.2 by IDX if Allscripts shall have defaulted under or breached any material term of this Agreement and shall not have cured such breach within one hundred twenty (120) days after receiving written notice from IDX specifying the nature of such default or breach; or

          2.2.3 by either party upon receipt of a notice from the other party that such other party requires a composition or other similar arrangement with creditors, files for bankruptcy or is declared bankrupt.

     2.3  Effect of Termination; Survival.
          -------------------------------

          2.3.1 In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to Allscripts or IDX; provided, however, that
                                                         --------  -------
                 the obligations of the parties set forth in Sections 11.7 and
                 11.8 hereof shall survive

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                 any such termination and shall be enforceable hereunder;
                 provided, further, however, that nothing in this Section 2.3
                 --------  -------  -------
                 shall relieve Allscripts or IDX of any liability for a breach of this Agreement.

     2.4  Change of Control.
          -----------------

          2.4.1  Allscripts Change of Control. If a Change of Control of
                 ----------------------------
                 Allscripts or the Physician Channel Products business shall occur at any time during the term of this Agreement whereby a Direct Competitor of IDX shall Control Allscripts or the Physician Channel Products business, (i) IDX shall thereafter, for the term of this Agreement, be entitled to payment of compensation on the sale or license of all Allscripts Products (other than pharmaceutical products) in a percentage amount equivalent to that provided to IDX at the time of such Change of Control pursuant to the Compensation Table set forth in the Development Plan and (ii) immediately at the end of the term of this Agreement, Allscripts shall deliver the source code for all Allscripts Products to IDX.

          2.4.2  IDX or Patient Channel Change of Control. If a Change of
                 ----------------------------------------
                 Control of IDX or the Patient Channel business of IDX shall occur at any time during the term of this Agreement whereby a Direct Competitor of Allscripts shall Control IDX or the Patient Channel business of IDX (i) Allscripts shall thereafter, for the term of this Agreement, be entitled to payment of compensation on the sale or license of all Patient Channel Products in a percentage amount equivalent to that provided to Allscripts at the time of such Change of Control pursuant to the Compensation Table set forth in the Development Plan and (ii) immediately at the end of the term of this Agreement, IDX shall deliver the source code for all Patient Channel Products to Allscripts.

          2.4.3  "Intellectual Property". All rights and licenses granted under
                  ---------------------
                 or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the "Code"), licenses to rights to "intellectual property" as defined in the Code. A party receiving such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the Code. The parties further agree that, in the event of the commencement of bankruptcy proceeding by or against a party under the Code, the other party shall be entitled to retain all of its rights under this Agreement.

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3.  OPERATIONAL MANAGEMENT

          The following obligations shall be in effect during the Initial Term of this Agreement only:

     3.1  Executive Management. Allscripts and IDX shall each appoint an
          --------------------
          executive with the title of vice president or higher to oversee performance under this Agreement. These two executives shall meet not less frequently than once each calendar quarter during the Initial Term (and more frequently as needed) and shall produce not later than five (5) business days after the end of each such calendar quarter a written report to the boards of directors of IDX and Allscripts setting forth in detail:

          3.1.1 the accomplishments of Allscripts and IDX during the preceding month in performing this Agreement;

          3.1.2 plans for managing the relationship between IDX and Allscripts during the next calendar month;

          3.1.3 any items of dispute or disagreement between IDX and Allscripts;

          3.1.4 plans for resolving any dispute or disagreement between IDX and Allscripts;

          3.1.5 any changes proposed to be made to the Marketing Plan or Development Plan; and

          3.1.6 such other items as may be deemed appropriate by such executives.

4.  PRODUCT DEVELOPMENT

          The following obligations shall be in effect during the Initial Term of this Agreement only:

     4.1  Product Development.
          -------------------

          4.1.1  Development and Enhancement of Allscripts Products. Allscripts
                 --------------------------------------------------
                 shall be responsible for development of the Physician Channel Products as described in the Development Plan attached hereto as Exhibit A, as such Development Plan is updated from time to
                    ---------
                 time pursuant to Section 4.1.2. IDX shall perform all of its duties under the Development Plan. The parties shall cooperate to jointly test any software used in connection with the Allscripts Products to ensure the functionality of such software prior to distribution thereof to any IDX Customer.

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          4.1.2  Update of Development Plan. IDX and Allscripts shall update the
                 --------------------------
                 Development Plan every calendar quarter during the term of this Agreement unless earlier updated as necessary to maintain the commercial reasonableness thereof. The Development Plan, as updated from time to time, shall describe detailed activities and responsibilities for two-year periods initially commencing on the date hereof. Not later than three (3) months prior to the expiration of the initial two-year term of the Development Plan, and thereafter not later than three (3) months prior to the expiration of each successive two-year period, the parties shall commence work on a revised Development Plan for the following two-year period. The Development Plan, as updated from time to time, shall be executed by the parties and shall become subject to this Agreement. Should the parties have failed to agree upon and execute a revised an updated Development Plan at the time of the expiration of the then current Development Plan, the parties shall continue to perform under the terms of the then current Development Plan until such time as the parties shall agree upon a revised Development
                 Plan. Notwithstanding anything contained herein or in any Development Plan to the contrary, at all times during the Initial Term, Allscripts shall continue to fund the development of the Physician Channel Products as provided in the Development Plan as adopted on the date hereof.

          4.1.3  Participation in Development. Upon reasonable request by the
                 ----------------------------
                 other party, each party agrees to cooperate during the term of this Agreement in the provision of suggestions and specifications for enhancement and improvement of their respective products and services based upon the needs and requirements of their respective customers. If either party agrees to develop additional products, features, functionality, or interfaces, the material terms with respect to such additional development shall be memorialized in a written addendum to this Agreement specifying such terms.

          4.1.4  User Groups. Allscripts shall be given an opportunity to
                 -----------
                 present and participate at IDX's annual ESD and Systems Division national sales and user group conferences.

          4.1.5  Early Releases and Testing. IDX and Allscripts shall deliver to
                 --------------------------
                 each other for testing purposes only, copies of the earliest test releases of all development deliverables provided for in the Development Plan prior to delivery thereof to any other customers or Distribution Partners.

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          4.1.6  Demonstration Products. Each party shall develop demonstration
                 ----------------------
                 versions of its products for use in selling its products to the other party's customers and prospects and shall have access to the demonstration systems of the other party, in accordance with the Demonstration Product Specification.

     4.2  Technologies and Architectures.
          ------------------------------

          4.2.1  Standards.
                 ---------

               4.2.1.1 To facilitate data exchange and ease of use of the parties' respective products, Allscripts Products shall connect with the appropriate technical, architectural, communication, functional design and programming standards embodied in IDX Practice Management Products, as well as the Patient Channel and EDiX products, from time to time, including without limitation the technical standards, protocols, conventions and platforms incorporated in the IDX Web FrameWork. IDX shall provide Allscripts with no less than ninety (90) days' prior written notice before implementing any change with respect to such standards, protocols, conventions or platforms.

               4.2.1.2 IDX represents and warrants, as of the Closing Date, that Physician Channel Products connect with the appropriate technical, architectural, communication, functional design and programming standards embodied in IDX Practice Management Products, as well as the Patient Channel and EDiX products, including without limitation the technical standards, protocols, conventions and platforms incorporated in the IDX Web FrameWork.

               4.2.1.3 To facilitate data exchange between the Patient Channel and the portions of the Allscripts Products related to the Patient Channel, all IDX products shall connect with the appropriate technical, architectural, communication, functional design and programming standards embodied in such Allscripts Products, such compliance to allow for connection with such products. Allscripts shall provide IDX with no less than ninety (90) days' prior written notice before implementing any change with respect to such technical, architectural, communication, design and programming standards embodied in such Allscripts Products from time to time.

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               4.2.2  Databases. Allscripts shall not create the capability in
                      ---------
                      its products and services, or permit the use of its products and services, to write to Practice Management Product database except in conformance with written standards and procedures approved by IDX in advance. IDX shall not create the capability in its products and services, or permit the use of its products and services, to write to any Allscripts Product database except in conformance with written standards and procedures approved by Allscripts in advance. The parties shall regularly keep each other informed of their respective standards and procedures.

          4.3  Data Exchange.
               -------------

               4.3.1  Interfaces. Each of IDX and Allscripts shall develop and
                      ----------
                      maintain Interfaces with respect to each of the products of the other party identified in the Development Plan. The Interfaces, and any updates thereof required to be made to maintain the Interfaces, shall be developed at the complete and sole expense of the developing party with respect to any particular Interface and shall be provided to the other party at no charge. Allscripts shall migrate toward a service oriented architecture in 2002 provided that such architecture is stable, deployable, has comparable performance to currently utilized technologies and has a similar cost structure to currently utilized technologies. Allscripts shall be responsible for integration and support costs related to the guaranteed methods developed by Allscripts in connection with such architecture.

               4.3.2  Synchronization. Each of IDX and Allscripts shall be
                      ---------------
                      required to reasonably maintain the compatibility of their respective products with any updates or new version releases of the products of the other party identified in the Development Plan.

               4.3.3  Additional Interfaces. If the parties agree to develop
                      ---------------------
                      interfaces between their respective products in addition to the Interfaces, the material terms with respect to such additional interfaces shall be memorialized in a written addendum to this Agreement specifying such terms. Upon the execution of such an addendum by each party, such additional interfaces shall be deemed to be Interfaces hereunder.

               4.3.4  Effects on Integration. Each party shall provide ninety
                      ----------------------
                      (90) days' prior notice to the other of any new versions or other material changes in any of its respective products that might affect any Interface. Within a reasonable time following receipt of such notice, the notified party shall make any alterations or updates to any so affected Interface necessary to maintain such Interface, at its own expense.

     4.4  Other Products.  The parties shall make suggestions for developing
          --------------
          functional integration and data exchange among other IDX Practice Management Products, EDiX products, Patient Channel Products and Allscripts Products for the purpose of creating work flows and processes that benefit physicians.

5.  MARKETING OF ALLSCRIPTS PRODUCTS

          The following obligations shall be in effect during the Initial Term of this Agreement only:

     5.1  Marketing Plan.  During the Initial Term, IDX and Allscripts shall
          --------------
          regularly update a marketing plan for marketing Allscripts Products to IDX Customers and prospects, such marketing plan to initially to be developed by Allscripts and IDX during the first ninety (90) days following the Closing Date (as updated from time to time, the "Marketing Plan"). The Marketing Plan shall commence on the Closing
           --------------
          Date, shall include the physician installation targets of new physician users of Allscripts Products set forth in Schedule 5.1 and
                                                              ------------
          shall describe detailed activities and responsibilities (including without limitation, with respect to implementation) and sales forecasts over the initial two-year period of this Agreement, but shall be updated not less frequently than every three (3) months. The Marketing Plan for the initial two-year period shall be completed and executed by the parties no later than ninety (90) days following the Closing Date and shall be subject to the terms of this Agreement. Not less than three (3) months prior to the expiration of the initial two-year period, and thereafter three (3) months prior to the expiration of each successive two-year period of the Initial Term, the parties shall commence work on a revised Marketing Plan for the following two-year sales forecast period. The initial and each revised two-year Marketing Plan shall be executed by the parties and shall be subject to the terms of this Agreement. Should the parties have failed to agree upon and execute a revised Marketing Plan at the time of the expiration of the then current Marketing Plan, the parties shall continue to perform under the terms of the then current Marketing Plan until such time as the parties shall agree upon a revised Marketing Plan.

     5.2  Certain Restrictions on Marketing Rights.
          ----------------------------------------

          5.2.1  Restrictions on Allscripts. Except as provided in Section
                 --------------------------
                 5.2.3:

                 5.2.1.1 Allscripts shall not develop any Practice Management Products and shall not enter into any relationship or arrangement with any Direct Competitor of IDX whereby Allscripts or such Direct Competitor of IDX Provides

                        Practice Management Products; provided, that except as
                                                      --------
                        expressly set forth in this Agreement, nothing shall preclude Allscripts from developing or marketing any product, service, or functionality that it currently markets.

               5.2.1.2 Allscripts shall not Provide any products to IDX Customers that are similar to the Virtual Office Products unless IDX has abandoned the marketing of such products.

          5.2.2  Restrictions on IDX. Except as provided in Section 5.2.3, (i)
                 -------------------
                 IDX shall not develop or Provide any products similar to the Allscripts Products and (ii) shall not enter into any relationship or arrangement with any Direct Competitor of Allscripts whereby IDX Provides products similar to or in competition with the Allscripts Products, including without limitation, the IDX products referred to as "OCM" or "Order Communication" or "ESD's Mobile Schedule" (except to continue to market the "ESD Mobile Schedule" as a stand alone application on the Palm Pilot). The Practice Management System of IDX as of the date hereof shall not be deemed to be similar to the Allscripts Products.

          5.2.3  Restrictions Not Applicable. Notwithstanding anything to the
                 ---------------------------
                 contrary contained in this Agreement or in any other agreement between the parties:

               5.2.3.1 Allscripts may cooperatively market Allscripts Products with any vendor of Practice Management Products that is not a Direct Competitor of IDX, to any Person other than IDX Customers.

               5.2.3.2 Allscripts may cooperate with a Person that Provides products and services similar to the Practice Management Products for the purpose of deploying such products and services, on a case-by-case basis to any Allscripts customer or prospect, including without limitation by development of data exchange or interfaces, if such Allscripts customer or prospect requests such similar products or services; provided, that interface
                                              --------
                        development and data exchange performed by Allscripts in connection with such other products or services shall be performed at a charge that is consistent with the ordinary and customary practices of Allscripts, and Allscripts will not cooperate with any Direct Competitor of IDX to provide any financial benefits beyond payment of such ordinary and customary charge.

               5.2.3.3 IDX may Provide any products or services similar to Allscripts Products only as an offering integrated with its LastWord and IDXrad and Imaging Suite product lines, and any other non-Practice Management Product products and services, such as image management. IDX shall not Provide any products or services similar to Allscripts Products as an offering integrated with any Practice Management Products. IDX may Provide any hand-held device for dictation only in connection with its EDiX product line, but not any other products similar to Allscripts Products in connection therewith.

               5.2.3.4 IDX may establish direct connections for pharmacy benefit management companies, drug manufacturers and drug distributors involving a direct message to a patient via the Patient Channel only (except with respect to IDX Customers that utilize LastWord as their inpatient EMR).

               5.2.3.5 IDX may cooperate with a Person that Provides products and services similar to the Allscripts Products for the purpose of deploying such products and services, on a case-by-case basis to any IDX Customer or prospect, using any means, including without limitation, development of interfaces or publication of specifications, if such IDX Customer or prospect requests such similar products or services; provided,
                                                                    --------
                        that interface development and data exchange performed by IDX in connection with such other products or services shall be performed at a charge which is consistent with the ordinary and customary practices of IDX, and IDX will not cooperate with any Direct Competitor of Allscripts to provide any financial benefits beyond payment of such ordinary and customary charge.

               5.2.3.6 Allscripts may market Allscripts Products to any IDX Customer; provided, that Allscripts shall notify IDX of
                                  --------
                        any such marketing efforts within seven (7) days after Allscripts' initial contact with such IDX Customer.

               5.2.3.7 IDX may sell and market CMS subject to the compensation provisions of Section 9.1.
                                      -----------

               5.2.3.8  Clinical Trials. Nothing in this Agreement shall prevent
                        ---------------
                        either party from developing or marketing functionality that that facilitates participation by customers and prospects of such party in clinical trials. With respect to and in connection with marketing such functionality as may be contained in IDX's Practice Management Products, however, IDX shall not resell or distribute products of any Person that are similar to the Allscripts Products.

               5.2.4     Termination of Restrictions. Allscripts may elect to
                         ---------------------------
                         terminate Section 5.2.1 in the event of a Material Adverse Change with respect to IDX, and IDX may elect to terminate Section 5.2.2 in the event of a Material Adverse Change with respect to Allscripts. In the event of a notice given pursuant to this Section 5.2.4 by either party, the notified party may, in its sole and absolute discretion, refer to arbitration pursuant to
                         Section 11.20, the determination of whether the change which is the subject of such notice is a Material Adverse Change.

          5.3  Joint Marketing Duties.
               ----------------------

               5.3.1     Joint Marketing Materials. At their joint expense,
                         -------------------------
                         shared equally, Allscripts and IDX shall develop and produce product marketing documentation and materials similar in kind and quality to that currently provided by Allscripts and IDX to their respective sales prospects for the purpose of promoting and marketing the joint solution for physician office practice, including without limitation, administrative, financial and clinical information systems, through integration of the IDX Practice Management Products and the Allscripts Products.

               5.3.2     User Groups and Trade Shows. Allscripts shall provide
                         ---------------------------
                         for featured participation by IDX at Allscripts' user group meetings involving the Allscripts Products, and IDX shall provide for featured participation by Allscripts at IDX's user group meetings involving the Practice Management Products. Each of Allscripts and IDX shall provide space at their respective user group meetings for the other party's products and shall show such products together with their own respective products. In accordance with the Marketing Plan, Allscripts and IDX shall publicize the alliance created hereby at appropriate trade shows.

               5.3.3     Information Regarding IDX Customers and Competitors.
                         ---------------------------------------------------
                         Allscripts and IDX shall keep each other informed of opportunities that may exist for marketing products to their respective customers. Allscripts shall promptly notify IDX of any sales contact with an IDX Customer. IDX shall provide Allscripts with access to IDX sales pipelines and IDX Customer and competitor databases to the same extent and in the same manner as provided to ChannelHealth prior to the date hereof.

               5.3.4     Joint Sales. Each of Allscripts and IDX shall bill and
                         -----------
                         collect for its own respective products and services provided to IDX Customers. Allscripts and IDX shall each be responsible for the payment to members of their own respective sales forces of any appropriate commissions earned by such members on sales of Allscripts Products pursuant to Sections 5.4 and 5.5. Glen Tullman and Rich Tarrant shall be reasonably available for initial marketing efforts undertaken by Allscripts in connection with the Merger Agreement and for subsequent meetings with customers of the Physician Channel Products (which shall occur no less frequently than once per month).

          5.4  Marketing Duties of Allscripts--Allscripts Products. Allscripts
               ---------------------------------------------------
               shall market the Allscripts Products in accordance with the Marketing Plan and in any event shall provide services necessary to support IDX's marketing of Allscripts Products to IDX Customers as set forth below, at its own expense:

               5.4.1 Allscripts shall continue to develop and produce product marketing documentation and collateral similar in kind and quality to that currently provided by Allscripts to its sales prospects. Allscripts shall deliver such documentation and collateral in reasonable quantities and at such times and places reasonably requested by IDX.

               5.4.2 Allscripts shall provide sales support services with respect to the Allscripts Products as generally and customarily employed by IDX in support of sales of its products, including without limitation, assisting in making sales calls, providing product demonstrations, facilitating site visits and responding to inquiries from prospects and customers, such as requests for proposals, requests for information and requests for quotations.

               5.4.3 Allscripts shall maintain a qualified sales and marketing support staff in numbers reasonably sufficient to support IDX sales activities related to Allscripts Products.

               5.4.4 Allscripts shall provide training to the IDX sales staff in the Allscripts Products and Allscripts' business strategy.

               5.4.5 Allscripts shall provide IDX with current sales projections and regular updates thereto.

               5.4.6 Allscripts shall develop and maintain a program for incenting at least one IDX Customer in each IDX sales region to be a reference site for every Allscripts Product in general release.

               5.4.7 Allscripts shall appropriately compensate and incent its sales personnel to sell Allscripts Products to IDX Customers and prospects.

          5.5  Marketing Duties of IDX--Allscripts Products. IDX shall market
               --------------------------------------------
               the Allscripts Products in accordance with the Marketing Plan and in any event shall provide services necessary to support Allscripts' marketing of Allscripts Products to IDX Customers as set forth below, at its own expense:

               5.5.1 IDX shall educate and train its sales and sales support personnel so as to be able to present the Allscripts Products to IDX Customers and prospects as necessary to appropriately commercialize the Allscripts Products.

               5.5.2 IDX shall appropriately compensate and incent its sales personnel to sell Allscripts Products.

               5.5.3 IDX shall provide Allscripts with current sales projections and regular updates thereto.

               5.5.4 IDX shall include appropriate descriptions of Allscripts Products and Allscripts' business strategy in sales proposals for new business as necessary to appropriately commercialize the Allscripts Products.

               5.5.5 IDX shall respond to requests for information, quotations, proposals and the like for Allscripts Products as necessary to appropriately commercialize the Allscripts Products.

               5.5.6 IDX shall pay reasonable compensation to its sales force for sales of Allscripts Products to IDX Customers; provided, that commission percentages paid
                                    --------
                         on gross profit of Allscripts Products by any member of IDX's sales force shall be not less than commission percentages paid to such members on sales of any other products.

               5.5.7 Quotas for sales of Allscripts Products to IDX Customers and prospects shall be placed on members of IDX's ESD and Systems Division sales force. IDX account executives shall be provided with a special bonus opportunity of $5,000 per year in each of years 2001 and 2002 for the achievement of such quotas established pursuant to this Section 5.5.7.

               5.5.8 Each member of IDX's ESD and Systems Division sales management shall be included in bonus plans and commission plans whereby a meaningful portion of such person's annual compensation is based upon overall sales of Allscripts Products.

               5.5.9 IDX shall provide Allscripts employees involved in the sale and development of Physician Channel Products with reasonable access to IDX facilities for the same or similar purposes related to the development, marketing and sale of Physician Channel Products as provided to ChannelHealth prior to the Closing Date.

          5.6  Use of Allscripts Names and Marks. IDX may use the name
               ---------------------------------
               "Allscripts" and the other Allscripts names and marks in connection with customer communications pertaining to the co-marketing relationship between IDX and Allscripts provided for under this Agreement and in accordance with Allscripts' reasonable branding standards in effect from time to time.

          5.7  Use of IDX Names and Marks. Allscripts may use the name "IDX" and
               --------------------------
               the other IDX names and marks in connection with customer communications pertaining to the co-marketing relationship between IDX and Allscripts as provided for under this Agreement and in accordance with IDX's reasonable branding standards in effect from time to time.

          5.8  Marketing and Administrative Duties of IDX. IDX shall have the
               ------------------------------------------
               authority to market, sell, resell and distribute Allscripts Products pursuant to IDX's own terms and conditions as previously agreed upon in writing by Allscripts. At IDX's request, IDX and Allscripts shall enter into a distribution agreement for the term of this Agreement that shall set forth customary terms and conditions upon which IDX may purchase, license, sell and sublicense the Allscripts Products. To the extent permitted by law, IDX shall have authority as Allscripts' agent to bind Allscripts to perform for IDX Customers all of Allscripts' standard sales terms and conditions as previously agreed upon in writing by Allscripts; provided, however, that in the event of a
                                      --------  -------
               failure by an IDX Customer to pay for an Allscripts Product, and
               such failure is not based upon a dispute with respect to such Allscripts Product, IDX shall be responsible to Allscripts for the sale price of such Allscripts Product. Allscripts shall confirm IDX's authority as provided in this Section 5.8 to any IDX Customer or prospective customer on request of IDX.

6.   OTHER MARKETING RIGHTS

          6.1  Right to Provide on Non-exclusive Basis. Notwithstanding any
               ---------------------------------------
               termination or non-renewal of this Agreement, other than a termination pursuant to Section 2.2.1 and including otherwise without limitation any termination under Section 2.2 of this Agreement, for so long as Allscripts or any Affiliate of Allscripts shall offer, license, support, or maintain any Allscripts Products, or any derivatives, enhancements, or improvements thereof, IDX shall be entitled to and Allscripts shall offer to permit IDX to, Provide such Allscripts Products, derivatives, enhancements, and improvements, and support or maintenance services with respect thereto, upon the best terms and conditions offered by Allscripts or such Affiliate of Allscripts to any distributor of Allscripts; provided, that if
                                                               --------
               Allscripts or such Affiliate has no distributor, IDX's provision of Allscripts Products shall be upon customary terms and at a price equal to Allscripts' direct sale price less a commercially reasonable discount.

          6.2  Best Prices. Allscripts or any Affiliate of Allscripts shall at
               -----------
               all times during the term of this Agreement offer IDX Customers such prices and terms for Allscripts Products equally favorable to the prices (plus any subsidy earned by Allscripts on such Allscripts Products) and terms offered to any customer of Allscripts similarly situated to such IDX Customer.

7.   TERMINATION OF PRIOR MARKETING OBLIGATIONS

               Upon the Closing, that certain Marketing, Development and Service Agreement, made and entered into as of January 1, 2000, by and between ChannelHealth and IDX shall, except for the obligations of the parties set forth in Section 5.1 thereof, terminate and cease to be of any further effect.

8.   OWNERSHIP

          8.1  In General. Ownership of software developments shall be governed
               ----------
               by the License Agreement, except with respect to Interfaces, which shall be governed by Section 8.2 of this Agreement.

          8.2  Interfaces Developed Pursuant to This Agreement. The parties
               -----------------------------------------------
               contemplate that they may individually or jointly develop certain new Interfaces. In each instance in which a new Interface is created, the parties will agree to a specification for the Interface. Where the specification is in the public domain, this Agreement does not purport to create any rights for either party in such specification. If the specification is owned by one of the parties, the other party receives a perpetual, non-exclusive, non-transferable license to use the Intellectual Property embodied in the Interface specification for the purpose of creating the Interfaces contemplated in this Agreement. If a specification is jointly authored by the parties, the parties shall jointly own such specification and shall be free to use such specification without interference from the other party and without any obligation to pay any royalties or account for any profits. The parties contemplate that Intellectual Property in and to the new Interfaces may be created as a result of the creation of the new Interfaces. As between the parties, such Intellectual Property related to portions of the Interfaces intended to (a) organize data from IDX's systems in the manner stated in the specification or (b) organize data received in the manner stated in the specifications for use by IDX's systems, shall be IDX's Intellectual Property. As between the parties, the Intellectual Property related to Interfaces intended to (x) organize data from Allscripts systems in the manner stated in the specification, (y) organize data received in the manner stated in the specifications for use by Allscripts' systems, or (z) organize data between Allscripts' systems and third party systems, shall be Allscripts' Intellectual Property. IDX hereby assigns to Allscripts all right, title, and interest in and to all Intellectual Property in the new Interfaces that is described above as belonging to Allscripts. Allscripts hereby assigns to IDX all right, title, and interest in and to all Intellectual Property in the new Interfaces that is described above as belonging to IDX. The parties agree from time to time to exchange and agree upon a written schedule setting forth the allocation of the ownership and rights in and to the specifications and Intellectual Property used or developed in connection with the development of the new Interfaces.

9.   COMPENSATION

          9.1  Compensation; Payment.  IDX and Allscripts shall be entitled to
               ---------------------
               compensation for the sale or license of Allscripts Products and IDX products as set forth in the Compensation Table set forth in the Development Plan; provided, however, that IDX shall not be
                                     --------  -------
               entitled to any compensation for the sale or license of any
               Allscripts Products or IDX Products installed prior to the Closing Date.

          9.2  Minimum Compensation. Provided Allscripts shall not have
               --------------------
               defaulted under or breached any material term of this Agreement and shall not have cured such breach within one hundred twenty
               (120) days after receiving written notice from IDX specifying the nature of such default or breach:

               9.2.1 If the gross revenues to Allscripts for Allscripts Products (less any commissions paid to IDX by Allscripts and less payments to third parties for equipment sold) for fiscal year 2001 (the "2001
                                                                    ----
                         Revenue") are less than $4.5 million, IDX will pay to
                         -------
                         Allscripts an amount equal to the difference between $4.5 million minus 2001 Revenue.

          9.3  Payments. Any payment to be made by a party pursuant to this
               --------
               Agreement shall be made no later than the twentieth-fifth (25th) day of the calendar month next following the calendar month to which such payment applies and shall be made by delivery of a check, payable to the order of the party entitled to payment or by wire transfer of immediately available funds to an account designated by such party. Any payment to be made by IDX to Allscripts pursuant to Section 9.2 shall be made no later than March 31st of the year next following the fiscal year to which such payment applies and shall be made by delivery to Allscripts of a check, payable to the order of Allscripts or by wire transfer of immediately available funds to an account designated by Allscripts.

          9.4  Late Fees. Each party agrees to pay late fees equal to one and
               ---------
               one-half percent (1 1/2%) per month on all amounts due but not paid within the time provided in Section 9.3.

10.  SERVICES

          10.1 Customer Support Services. Allscripts shall provide customer
               -------------------------
               support services for Allscripts Products, as follows:

               10.1.1    CMS. Allscripts shall provide support for all existing
                         ---
                         CMS customers of IDX in a manner consistent with support provided by IDX to its customers generally and to the level necessary to fulfill all contractual commitments of IDX to its customers for CMS. As the sole compensation to Allscripts for such services, IDX hereby assigns to Allscripts all support fees for CMS it receives from such customers.

               10.1.2    Other Products. At its own expense and cost, Allscripts
                         --------------
                         shall provide Allscripts Maintenance for all IDX Customers of Allscripts Products, including bugs, fixes and drivers, consistent with Allscripts' ordinary and customary business practices. Upgrades to Allscripts Products sold to IDX Customers will be provided in the manner and price as is consistent with Allscripts' ordinary and customary business practices.

               10.1.3    Other Services. Notwithstanding the fact that each
                         --------------
                         party shall be responsible for servicing and supporting its own products, the parties hereby agree to cooperate with respect to installation and implementation of each others' products and in the provision of customer support services. The parties further agree to cooperate to create a seamless help desk, operations support and problem triage model for customers to which products of both parties are marketed and sold. If requested by an IDX Customer, IDX shall be entitled to oversee and coordinate the implementation of such model.

          10.2 Service Quality. All installation services provided by Allscripts
               ---------------
               with respect to sales by IDX of Allscripts Products pursuant to
               Section 5.8 shall be performed in a good and workmanlike manner and consistent with standards generally applicable in the healthcare clinical information systems industry and consistent with the reasonable and customary support standards maintained in the healthcare clinical information systems industry or, if higher, by the IDX business unit most closely associated with the IDX Customer using the Allscripts Products as previously communicated to Allscripts in writing. Allscripts employees shall be permitted to directly support IDX Customers.

11.  MISCELLANEOUS

          11.1 Confidentiality. Each of IDX and Allscripts will receive or learn
               ---------------
               from, information, both orally and in writing, concerning the business of Allscripts or IDX, respectively, including, without limitation, financial, technical and marketing information, data, and information related to the development of technology and services relating to business plans, customers, and markets, which information is deemed, in the case of Allscripts, proprietary to Allscripts and, in the case of IDX, proprietary to IDX. Both parties hereby agree, as set forth below, to protect such information, whether furnished before, on or after the date of this Agreement, as it protects its own similar confidential information, but never less than by commercially reasonable efforts, and not to disclose such information to anyone except as otherwise provided for in this Agreement. Such information, in whole or in part, together with analyses, compilations, programs, reports, proposals, studies or any other documentation prepared by the parties, as the case may be, which contain or otherwise reflect or make reference to such information, is hereinafter referred to as "Confidential Information." Each party hereby agrees that the Confidential Information will be used solely for the purpose of this Agreement and not for any other purpose. Each party further agrees that any Confidential Information pertaining to the other party is the sole and exclusive property of such other party, and that the receiving party shall not have any right, title, or interest in or to such Confidential Information except as expressly provided in this Agreement. Each party further agrees to protect and not to disclose to anyone (except as provided in this Agreement) for any reason Confidential Information pertaining to the other party; provided, however,
                                                          --------  -------
               that: (a) such Confidential Information may be disclosed to the receiving party's respective officers, directors, employees, agents, or representatives (collectively, "Representatives") on a "need to know" basis for the purpose of this Agreement on the condition that (i) each of such Representatives will be informed by the receiving party of the confidential nature of such Confidential Information and will agree to be bound by the terms of this Agreement and not to disclose the Confidential Information to any other person and (ii) each party agrees to accept full responsibility for any breach of this Section 11.1 by its respective Representatives; and (b) Confidential Information pertaining to the other party may be disclosed upon the prior written consent of the other party. Each party hereby agrees, upon the request of the other party, to promptly deliver to the other party at the other party's cost the Confidential Information pertaining to such other party, without retaining any copies thereof. Specifically and without limitation, each party agrees to notify the other party promptly in writing upon any officer or director learning of any unauthorized disclosure or use of the Confidential Information.

          11.2 Non-Confidential Information. The term "Confidential Information"
               ----------------------------
               shall not include any information: (i) which at the time of disclosure or thereafter is generally available to or known by the public (other than as a result of a disclosure directly or indirectly by the receiving party); (ii) is independently developed by the receiving party, without reference to or use of, the Confidential Information of the other party; (iii) was known by the receiving party as of the time of disclosure without a breach of confidentiality; (iv) is lawfully learned from a third party not under obligation to the disclosing party; or (v) is required to be disclosed pursuant to a subpoena, court order or other legal process, whereupon the receiving party shall provide prompt written notice to the other party prior to such disclosure.

          11.3 No-Solicitation. During the first year of the term of this
               ---------------
               Agreement, neither party, nor any Affiliate within its Control, shall hire any individual who had been in the employ of the other party or any of the other party's Affiliates. After the first year of the term of this Agreement, neither party, nor any Affiliate within its Control, shall hire any individual who had been in the employ of the other party or any of the other party's Affiliates until such time as one (1) year has passed since such individual was in the employ of the other party.

          11.4 Regulatory Matters. Each party shall adopt, implement, and
               ------------------
               maintain appropriate and compliant policies, procedures, and practices necessary to comply with laws and regulations (including without limitation the Health Insurance Portability and Accountability Act of 1996 ("HIPAA")) applicable to it in its business and applicable to it as a business partner of a customer of the other to whom products or services are provided under this Agreement. The parties agree to amend this Agreement to contain any provisions necessary to be included as a result of such business partner status. Each party agrees to timely develop and include in its respective products covered by this Agreement the functionality required to support the minimum necessary standards applicable to users of its products as required by HIPAA.

          11.5 No Consequential Damages. In no event shall either party or any
               ------------------------
               Affiliate of either party be liable hereunder for any consequential, special, incidental, punitive or indirect damages (including without limitation loss of profit, revenue, business opportunity or business advantage), whether based upon a claim or action of tort, contract, warranty, negligence, strict liability, breach of statutory duty, or any other legal theory or cause of action, even if advised of the possibility of such damages.

          11.6 Agreements with Healtheon/WebMD. Each of IDX and Allscripts agree
               -------------------------------
               not to cause any default under or termination of (other than a termination as a result of a default by Healtheon/WebMD) of the contracts between IDX and Healtheon/WebMD and ChannelHealth and Healtheon/WebMD.

               In the event IDX shall cause such a default or termination, IDX agrees to pay Allscripts such amount of revenues as would have been paid to Allscripts under the terms of the defaulted or terminated contract if such default or termination by IDX had not occurred.

          11.7 Indemnification. Each party (an "Indemnifying Party") will
               ---------------                  ------------------
               indemnify the other party, its officers, employees, and agents (each an "Indemnified Party" and, collectively, the "Indemnified
                         -----------------                          -----------
               Parties") against, and hold each Indemnified Party harmless from,
               -------
               all claims, suits, judgments, losses, damages, fines or costs (including reasonable legal fees and expenses) ("Losses")
                                                                ------
               resulting from any claim, suit, or demand by any third party ("Third Party Claim") for injuries to or deaths of persons or
                 -----------------
               loss of or damage to property arising out of: (i) the Indemnifying Party's products or services as marketed by the Indemnified Parties, unless the Indemnified Parties shall have acted outside the scope of their rights under this Agreement; and
               (ii) the Indemnifying Party's performance or willful misconduct of the Indemnifying Party, its employees, officers, or agents in connection with the Indemnifying Party's performance of this Agreement, except to the extent caused by the negligence of any Indemnified Party.

               11.7.1 The Indemnifying Party's obligations under this Section 12 will survive the termination of this Agreement.

               11.7.2 Each Indemnified Party shall give an Indemnifying Party prompt written notice of any Third Party Claim of which such Indemnified Party has knowledge concerning any Losses as to which such Indemnified Party may request indemnification hereunder. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five (5) days of the receipt of such notice from the Indemnified Party; provided, however,
                                                            --------  -------
                         that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, at the expense of the Indemnifying Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the

                    Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnified Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

           11.7.3 In no event shall the Indemnifying Party be liable to an Indemnified Party for any indirect, incidental, special, punitive, exemplary or consequential damages arising out of or otherwise relating to this Agreement, even if the Indemnifying Party has been advised of the possibility or likelihood of such damages.

           11.7.4 Notwithstanding the foregoing, with respect to any claim that would otherwise be subject to indemnification by a party pursuant to this Agreement, if indemnification with respect to such claim is governed by the License Agreement, then no indemnification shall be available under this Agreement.

     11.8  Expenses. Except as otherwise specified in this Agreement, all costs
           --------
           and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

     11.9  Further Assurances and Documents. IDX and Allscripts shall take all
           --------------------------------
           actions and do all things, including without limitation the execution and delivery of instruments and documents, necessary to effectuate the purposes and intent of this Agreement.

     11.10 Notices. All notices, requests, claims, demands and other
           -------
           communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.10):

                         (a)  if to Allscripts:

                              Allscripts Healthcare Solutions, Inc.
                              2401 Commerce Drive
                              Libertyville, Illinois 60048
                              Attention: President
                              Facsimile: (847) 680-3573

                              With a copy to:

                              Weil, Gotshal & Manges LLP
                              700 Louisiana, Suite 1600
                              Houston, Texas  77002
                              Attention: Steven D. Rubin III
                              Facsimile: (713) 224-9511

                         (b)  if to IDX:

                              IDX Systems Corporation
                              1400 Shelbourne Road
                              South Burlington, VT 05043
                              Attention: President
                              Facsimile: (802) 865-3681

                              With a copy to: General Counsel at the same address

               11.11  Public Announcements. Except as required by law,
                      --------------------
                      governmental regulation or by the requirements of any securities exchange on which the securities of a party hereto are listed, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

               11.12  Headings. The descriptive headings contained in this
                      --------
                      Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               11.13  Severability. If any term or other provision of this
                      ------------
                      Agreement is invalid, illegal or incapable of being enforced by any law, governmental regulation or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this

                      Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

               11.14  Entire Agreement. This Agreement, together with the
                      ----------------
                      License Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

               11.15  Assignment. This Agreement shall be binding upon the
                      ----------
                      parties and their respective successors, representatives and permitted assigns and their Affiliates Controlled by them, respectively. Neither party may assign this Agreement without the prior written consent of the other party, except that either party hereto may assign its rights hereunder to an Affiliate of such party and either party may, without the consent of the other party, assign and delegate this Agreement and its rights and obligations hereunder in connection with a merger, consolidation or sale of substantially all of its assets (which sale shall include the assignment and assumption of all rights and obligations under the License Agreement); provided,
                                                                --------
                      however, that such assignee or transferee shall assume all
                      -------
                      obligations of the assigning or transferring party and any such assignment shall not relieve the assigning or transferring party of its obligations hereunder.

               11.16  No Third Party Beneficiaries. This Agreement shall be
                      ----------------------------
                      binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

               11.17  Amendment. This Agreement may not be amended or modified
                      ---------
                      except by an instrument in writing signed by, or on behalf of, each of the parties.

               11.18  Governing Law. This Agreement shall be governed by the
                      -------------
                      laws of the State of Delaware without regard to its conflict of laws provisions.

               11.19  Counterparts. This Agreement may be executed in one or
                      ------------
                      more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               11.20  Arbitration. The parties shall attempt in good faith to
                      -----------
                      resolve by agreement any claim or controversy arising out of or relating to this Agreement or the breach hereof.

               11.20.1 Subject to the first sentence of this Section 11.20, any and all claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, any provision hereof, the alleged breach of any such provision, or in any way relating to the subject matter of this Agreement or the relationship between the parties created by this Agreement, involving the parties, their Affiliates and/or their respective representatives (all of which are referred to herein as "Arbitrable Claims"), even though some or all of such
                         -----------------
                        Arbitrable Claims allegedly are extra-contractual in nature, whether such Arbitrable Claims sound in contract, tort, or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, will be resolved by binding arbitration. Any arbitration will be administered by the arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") in effect at the time the
                                          ---
                        arbitration is initiated (collectively, the "Rules").
                                                                     -----

               11.20.2 The validity, construction, and interpretation of this agreement to arbitrate, and all procedural aspects of the arbitration conducted pursuant to this agreement to arbitrate, including without limitation, the determination of the issues that are subject to arbitration (i.e., arbitrability), the scope of the arbitrable issues, allegations of "fraud in the inducement" to enter into this Agreement or this arbitration provision, allegations of waiver, laches, delay or other defenses to arbitrability, and the rules governing the conduct of the arbitration (including without limitation, the time for filing an answer, the time for the filing of counterclaims, the times for amending the pleadings, the specificity of the pleadings, the extent and scope of discovery, the issuance of subpoenas, the times for the designation of experts, whether the arbitration is to be stayed pending resolution of related litigation involving third parties not bound by this Agreement, the receipt of evidence, and the like), will be decided by the arbitrators in accordance with the Rules. In deciding the substance of the parties' Arbitrable Claims, the arbitrators shall refer to the substantive laws of the State of Delaware for guidance (excluding Delaware choice-of-law principles that might call for the application of some other state's law). Each party shall be entitled to discovery rights equivalent to those provided under the Federal Rules of Civil Procedure. NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT TO THE CONTRARY, THE PARTIES EXPRESSLY AGREE THAT THE ARBITRATORS WILL HAVE ABSOLUTELY NO AUTHORITY TO AWARD CONSEQUENTIAL, TREBLE,

                        EXEMPLARY OR PUNITIVE DAMAGES OF ANY TYPE UNDER ANY CIRCUMSTANCES REGARDLESS OF WHETHER SUCH DAMAGES MAY BE AVAILABLE UNDER DELAWARE LAW, THE LAW OF ANY OTHER STATE, OR FEDERAL LAW, OR UNDER THE FEDERAL ARBITRATION ACT, OR UNDER THE RULES, THE PARTIES HEREBY WAIVING THEIR RIGHT, IF ANY, TO RECOVER CONSEQUENTIAL, TREBLE, EXEMPLARY OR PUNITIVE DAMAGES IN CONNECTION WITH ANY ARBITRABLE CLAIMS.

               11.20.3 The arbitration proceeding will be conducted in New York, New York. Within thirty days of the notice of initiation of the arbitration procedure, the parties shall obtain from the AAA a list of arbitrators from its Commercial Panel from which the parties shall select a panel of three neutral arbitrators in accordance with the Rules and normal procedures of the New York office of the AAA. If necessary, the AAA shall select some or all of the arbitrators when it is authorized to do so under the Rules.

               11.20.4 In the event of an arbitration proceeding between Allscripts and IDX or any of their Affiliates, one half of all fees of the arbitrators will be borne by Allscripts and the other half will be borne by IDX.

               11.20.5 To the fullest extent permitted by law, the arbitration proceeding and the arbitrators' award will be maintained in confidence by the parties.

               11.20.6 The award of the arbitrators will be final and binding on the parties, and judgement thereon may be entered in a court of competent jurisdiction.

       11.21   Waiver of Jury Trial. Each of the parties hereto irrevocably and
               --------------------
               unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby and for any counterclaim therein.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories thereunto duly authorized as of the day and year first above written.

IDX SYSTEMS CORPORATION                    ALLSCRIPTS HEALTHCARE
                                           SOLUTIONS, INC.


By: /s/ ROBERT W. BAKER, JR.               By: /s/ Glen E. Tullman
                                               ---------------------
-----------------------------------
    [Signature of Authorized Agent]           Glen E. Tullman
                                              Chief Executive Officer

Print Name and Title:

                                  Schedule 1
                                  ----------

                                  DEFINITIONS

          "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

          "Allscripts" means Allscripts Healthcare Solutions, Inc. a Delaware corporation.

          "Allscripts Products" means the products and services (i) offered by Allscripts as more fully described in the Development Plan, (ii) the Physician Channel Products as of the Closing Date and (iii) all of the products and services to be developed as set forth under the Development Plan.

          "Change of Control" means any event, transaction or occurrence as a result of which either of IDX or Allscripts (i) shall cease to own or control, directly or indirectly through any of its respective Affiliates, a majority of the voting rights associated with ownership of its respective voting stock or
(ii) shall cease to have the ability, directly or indirectly, through one or more of its Affiliates, to elect a majority of its respective board of directors.

          "ChannelHealth" means ChannelHealth Incorporated, a Delaware corporation, its successors and assigns, and any other entity which, as of the Closing, Controls, is Controlled by, or is under common Control with ChannelHealth.

          "ChannelHealth Customers" means customers that have contracted or are in the process of contracting for some or all of the products and services offered by ChannelHealth.

          "Clinical Management Suite" or "CMS" means the product currently marketed by IDX under the trademark of "CMS" or "Clinical Management Suite," including its predecessor product known as "CRS."

          "Closing" means the closing of the acquisition by Allscripts of all of the issued and outstanding capital stock of ChannelHealth pursuant to the Merger Agreement.

          "Closing Date" means the date on which the Closing occurs.

          "Compensation Table" means the revenue sharing model as provided in the Development Plan.

          "ConnectR" means the product currently marketed by IDX under the trademark "ConnectR."

          "Control" including the terms "Controlling," "Controlled by," and "under common Control with," means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Cross License Agreement" has the meaning set forth in the recitals to the Strategic Alliance Agreement.

          "Demonstration Product Specification" means the hardware and software required to demonstrate the Allscripts Products as mutually agreed to in the Marketing Plan.

          "Development Plan" means the Development Plan as described in Section 4 to the Strategic Alliance Agreement, and as initially set forth on Exhibit A attached to the Strategic Alliance Agreement.

          "Direct Competitor of Allscripts" means any Person that Provides any products similar to the Allscripts Products and any successor, assignee, Affiliate or partner of such Person.

          "Direct Competitor of IDX" means any Person that Provides any Practice Management Products and is named on Annex A to this Schedule 1 and any
                                    -------
successor, assignee, Affiliate or partner of such Person and any Person that IDX notifies Allscripts shall be additionally included on Annex A to this Schedule 1
                                                      -------
from time to time.

          "Distribution Partner" means any Person that has the right to market, cooperatively market, distribute, resell, sublicense, license, sell or otherwise provide a party's products or services, including by way of example and not in limitation, any reseller, distributor, licensee, customer, contractor, service provider, co-marketer, outsourcing vendor, or other information technology company.

          "EDI" means effecting the exchange of information and transactions between trading partners over a network using electronic means.

          "IDX" means IDX Information Systems Corporation, a Vermont corporation.

          "IDX Customer" means any Person that has entered into a written agreement with IDX pursuant to which IDX provides any of its core products, including without limitation Practice Management Systems, IDXrad(TM), and LastWord(R) (the "Core Products"), all Affiliates of such Person, and all Persons receiving the benefit of any of the Core Products by or through such Person or Affiliates of such Person including without limitation those IDX Customers as set forth in the Development Plan.

          "IDX Licensed Technology" means the technology licensed to Allscripts and ChannelHealth pursuant to the License Addendum.

          "Initial Term" means a period of ten (10) years commencing on the Closing Date.

          "Intellectual Property" means, without limitation, know-how, trade secrets, inventions (whether or not patentable), ideas, materials, discoveries, techniques, plans, designs, formulas, processes, invention disclosures, technology, data or information, software and documentation therefor, hardware, source code (including all programmers' notes), procedures, methods, works and other documentation and information and the right to sue and recover damages for past, present and future infringement of such intellectual property.

          "Interfaces" means the interfaces between the Allscripts Products and the IDX Practice Management Products, Patient Channel, and EDiX as described on
Schedule 4.3.1 attached to the Strategic Alliance Agreement.

          "LastWord" means the product marketed by IDX under the trademark LastWord.

          "License Addendum" has the meaning set forth in recitals to the Strategic Alliance Agreement.

          "License Agreement" has the meaning set forth in recitals to the Strategic Alliance Agreement.

          "Maintenance" means the upkeep of software products by a Person including the provision of bugs, fixes and drivers, consistent with such Person's ordinary and customary business practices

          "Marketing Plan" has the meaning set forth in Section 5.1 of the Strategic Alliance Agreement.

          "Material Adverse Change" means any material adverse change in the business, properties, results of operations, condition (financial or otherwise) of an applicable Person (other than changes that are the result of economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the specific industry or markets in which a party competes).

          "Merger Agreement" means that certain Agreement and Plan of Merger by and among Allscripts (formerly named Allscripts Holding, Inc.), Allscripts, Inc., Bursar Acquisition, Inc., Bursar Acquisition No. 2, Inc., IDX and Channelhealth, dated as of July 13, 2000, whereby Allscripts agreed to acquire all of the issued and outstanding capital stock of ChannelHealth.

          "OutReach" means the product currently marketed by IDX under the trademark "OutReach."

          "Patient Channel" means the product marketed by ChannelHealth and IDX under the name Patient Channel.

          "Patient Channel Products" means the computer software and computerized or automated products and services marketed under the name "Patient Channel" as more fully described in the Development Plan.

          "Person" means any individual, partnership, firm, corporation, association, trust, limited liability company, limited liability partnership, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          "Physician Channel Products" means the computer software and computerized or automated products and services marketed under the name "Physician Channel" as more fully described in the Development Plan.

          "Practice Management Products" means any software application expressly designed to automate the business processes of physician billing, physician scheduling and managed care contract administration.

          "Provide" means to market, sell, license, cooperatively market, or otherwise distribute, including through one or more Distribution Partners.

          "Regulatory Requirements" means all federal and state laws and regulatory requirements applicable to the use by IDX, IDX Customers, ChannelHealth, and ChannelHealth Customers of the ChannelHealth products from time to time during the term of the Strategic Alliance Agreement, including without limitation those applicable to billing and claims submittal, managed care, prescriptions, EDI transactions, data transmission, security and privacy, and program requirements generally applicable to healthcare organizations, such as those involving accreditation.

          "Strategic Alliance Agreement" means that certain agreement to which these definitions are a Schedule entitled "Strategic Alliance Agreement" by and between Allscripts and IDX executed or intended to be executed on the Closing Date.

          "Virtual Office Products" means the product currently marketed by IDX under the name "Virtual Office" which allows for secure messaging, managing appointments, viewing of personal information, monitoring patient account status and tasking management.

          "Web FrameWork" means the product currently marketed by IDX under the trademark "IDX Web FrameWork" and as more fully described in the Development Plan.

                             Annex A to Schedule 1
                             ---------------------

                           Direct Competitors of IDX

Cerner Corporation
Eclipsys Corporation
Epic Systems Corporation
Healtheon/WebMD (except as pursuant to the agreement with ChannelHealth dated
     June 6, 2000)
Infocure
McKesson/HBOC
Medic Corporation
Medical Manager Corporation
Quality Systems
Shared Medical Systems Corporation
Trizetto Corporation

                                 Schedule 5.1
                                 ------------

                        Physician Installation Targets

                                             New Physician Allscripts
                                             ------------------------
                   Year                           Product Users
                   ----                           -------------
                   2001                               5000
                   2002                               7500
                   2003                               7500
                   2004                               7500
                   2005                               7500
                   2006                               7500
                   2007                               7500
                   2008                               7500
                   2009                               4000